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                                                                   EXHIBIT 10.48


         Agreement made this 27th day of March, 2002 between PolyMedica Corporation, a Massachusetts corporation having its principal place of business at 11 State Street, Woburn, Massachusetts 01801 (the "Company" (which term shall include the Company's subsidiaries and affiliated entities)) and John K. P. Stone, III, an individual with an address at 72 Northern Boulevard, Newbury, Massachusetts 01951 (the "Executive").

                               TERMS OF AGREEMENT

         In consideration of this Agreement and the employment of the Executive by the Company, the parties agree as follows:

1.       EMPLOYMENT.

         1.1. Commencing March 28, 2002 and ending May 31, 2002, the Company agrees to employ Executive, on a transitional employment basis (as defined below), to act as an executive of the Company with the title "Special Adviser to the Chief Executive Officer" and to perform such acts and duties and furnish such services to the Company as the Company's Chief Executive Officer or Board of Directors shall from time to time reasonably direct, including without limitation attending meetings of senior management, directing special projects, advising with respect to business strategy and similar tasks. Executive hereby agrees to accept such employment. While so employed, Executive shall use his best and most diligent efforts to promote the interests of the Company; shall discharge his duties in a highly competent manner; and shall devote his best business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. Executive shall report directly to the Chief Executive Officer of the Company or such officer as may be designated by the Chief Executive Officer or the Board. For purposes of this Agreement, "transitional basis" shall mean an average of one day per week as reasonably specified by the Chief Executive Officer taking into account Executive's professional responsibilities as a Senior Partner of Hale and Dorr LLP.

                  Commencing June 1, 2002, the Company shall employ Executive, on a full-time basis. Executive shall be the Senior Vice President and General Counsel of the Company upon his election to those positions by the Board of Directors of the Company. In such capacity, Executive's main duties and responsibilities will include coordination of all legal services provided to the Company. In addition, Executive will further familiarize himself with the business of the Company relative to his areas of responsibility and consult with the Company's senior management on strategy and its implementation. Executive hereby accepts said employment. Executive shall use his best and most diligent efforts to promote the interests of the Company; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. Executive shall report directly to the Chief Executive Officer of the Company.

         1.2. Nothing contained herein shall preclude Executive from devoting incidental and insubstantial amounts of time to activities other than the business of the Company and which are not inconsistent with the best interests of the Company.

2. TERM OF EMPLOYMENT. The Company agrees to employ the Executive on a transitional basis for a two (2) month period commencing on March 28, 2002 (the "Transitional Employment Period") and on a full-time basis for a twelve (12) month period commencing on June 1, 2002 (the "Full-Time Employment Period"), the Transitional Employment Period and the Full-Time Employment Period are hereinafter referred to collectively as the "Employment Period." Notwithstanding the foregoing, both Executive and the Company shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days' written notice to the other party, subject to the Company's obligation to pay severance benefits under certain circumstances as provided in Section 3.6. If Executive shall remain in the employ of the Company beyond the Full-Time Employment Period, in the absence of any other express agreement between the parties, this Agreement shall be deemed to continue on a month-to-month basis (the "Extended Employment Period").

3.       COMPENSATION AND BENEFITS; DISABILITY.

         3.1. SIGNING BONUS. The company shall pay a signing bonus of $295,000 to Executive upon the execution of this Agreement and the Invention and Non-Disclosure and Non-Competition and Non-Solicitation Agreements executed simultaneously herewith.

         3.2. STOCK OPTION. Not later than April 5, 2002, the Company shall grant to Executive a non-qualified stock option for 25,000 shares of the Company's Common Stock at the closing price of such stock on the date of grant. Such option shall have a term of ten (10) years and shall be fully vested.

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         3.3.     SALARY.

                  a) During the Transitional Employment Period, the Company shall pay Executive, in addition to the signing bonus provided for in
Section 3.1 above, a daily salary of $200 multiplied by the number of days actually worked by the Executive during the applicable month payable pursuant to the Company's customary payroll policies in force at the time of payment, less all required and authorized payroll deductions and state and federal withholdings. During the Full-Time Employment Period, the Company shall pay Executive an annualized base salary of $360,000 ("Base Salary") payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than monthly), less all required and authorized payroll deductions and state and federal withholdings. Executive's Base Salary may be adjusted from time to time in the sole discretion of the Board or the Compensation Committee of the Board (the "Compensation Committee") and shall be reviewed as of April 1, 2003 and thereafter annually by the Compensation Committee.

         3.4. BONUS PAYMENT. Executive may receive, in the sole discretion of the Compensation Committee, an annual discretionary bonus payment in an amount, if any, to be determined by the Compensation Committee.

         3.5. EXECUTIVE BENEFITS. During the Full-Time Employment Period, Executive shall be entitled to participate in all benefit programs that the Company establishes and makes available to its other executives and employees, if any, in accordance with the relevant plan documents and requirements, including but not limited to the following benefits:

                  a)       HEALTH INSURANCE. Health and dental insurance; and

                  b) LIFE INSURANCE. Life insurance on the life of Executive with an Executive-directed beneficiary in the amount of 150% of Executive's Base Salary.

                  c) STOCK BASED COMPENSATION. Executive will be eligible to participate in the Company's Employee Stock Purchase Plan and to be considered by the Compensation Committee for grants or awards of stock options or other stock-based compensation under the Company's Stock Incentive Plan or similar plans from time to time in effect. All such grants or awards shall be governed by the governing Plan and shall be evidenced by the Company's then standard form of stock option, restricted stock or other applicable agreement.

         3.6. VACATION. During the Full-Time Employment Period, Executive may take four and one-half weeks of paid vacation during each year at such times as shall be consistent with the Company's vacation policies and (in the Company's judgment) with the Company's vacation schedule for executives and other employees.

         3.7. DISABILITY. If during the Full-Time Employment Period Executive shall become ill, disabled or otherwise incapacitated so as to be unable to perform the essential functions of his position with or without reasonable accommodation, as may be required by state or federal law, (a) for a period in excess of ninety (90) consecutive days or (b) for more than one hundred-twenty (120) days in any twelve (12) month period, then the Company shall have the right to terminate this Agreement, in accordance with applicable laws, on thirty (30) days' notice to Executive. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, PROVIDED THAT if the Executive and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination shall be binding on all parties.

         3.8. SEVERANCE PAY. If at any time during the Full-Time Employment Period or any Extended Employment Period the Executive's employment is terminated by the Company without cause (i.e., other than pursuant to Section
3.5 or Section 4 hereof), subject to the Executive's execution and non-revocation of a severance agreement and release drafted by and satisfactory to counsel for the Company, the Company shall continue to pay Executive at his then current Base Salary for the remainder of the Full-Time Employment Period or for twelve (12) months, whichever is longer (the "Severance Period"). Neither party shall be entitled to any compensation or claim for good will or other loss suffered by reason of termination of this Agreement. Notwithstanding the foregoing, the Company's obligations under this Section 3.8 shall cease immediately upon the payment by the Company to the Executive of the lump sum payment described in Section 4.2(a)(i) of the Executive Retention Agreement, dated as of January 1, 2003, by and between the Company and the Executive.

         3.9. BENEFITS DURING SEVERANCE PERIOD. Except as otherwise required by law, the Executive shall not be entitled to any employee benefits provided under Section 3.5 after termination of Executive's employment whether or not severance pay is being provided, except that (i) the Company shall continue in full force and effect, at its expense, the life insurance provided for in
Section 3.5(b) for a period of twelve (12) months after termination of Executive's employment hereunder or until Executive becomes employed, whichever first occurs, and (ii) during the Severance Period, the Company shall offer continued health and dental insurance as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or other law and shall reimburse the Executive for the full cost of that coverage. If Executive elects not to maintain health insurance pursuant to COBRA or other law, the Company is under no obligation to reimburse Executive for his otherwise elected coverage. Executive shall be obligated to give the Company prompt notice of his subsequent employment and at that time, the Company's obligations pursuant to this Section 3.9, if any, shall cease.


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4.       DISCHARGE FOR CAUSE. The Company may discharge Executive and terminate his employment under this Agreement for cause without further liability to the Company. As used in this Section 4, "cause" shall mean any or all of the following:

         a) a good faith finding by the Company of failure of the Executive to perform his assigned duties for the Company, including but not limited to dishonesty, gross negligence, misconduct, theft or embezzlement from the Company, the intentional provision of services to competitors of the Company, or improper disclosure of proprietary information.

         b) indictment, conviction (or the entry of a pleading of guilty or nolo contendere by Executive) of a fraud or felony or any criminal offense involving dishonesty, breach of trust or moral turpitude during Executive's employment;

         In the event the Company exercises its right to terminate Executive's employment under this Section 4, Executive shall not be entitled to receive any severance pay or other termination benefits.

5. TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement without cause without further liability to the Company except as set forth in
Section 3.8 and 3.9.

6. EXPENSES. Pursuant to the Company's customary policies in force at the time of payment, Executive shall be promptly reimbursed for business related expenses.

7. AGREEMENT NOT TO COMPETE. Executive acknowledges and confirms his Agreement Not to Compete and his Confidentiality and Proprietary Information Agreement, each dated the date hereof, (or under any similar later agreements) with the Company (the "Additional Agreements"), which shall survive the termination of this Agreement.

8. ARBITRATION. The Employee agrees that any dispute or controversy arising out of or relating in any way to the Employee's employment with and/or termination from the Company (including, but not limited to, all claims, demands or actions under any federal, state or local statute or regulation regarding employment discrimination, and/or all claims, demands or actions concerning the interpretation, construction, performance or breach of this Employment Agreement) shall be settled by arbitration held in Boston, Massachusetts in accordance with the Rules of the American Arbitration Association, before an arbitrator who shall have experience in the area of the matter in dispute. Each party shall bear its own costs and attorneys' fees in connection with any arbitration pursuant to this paragraph. Provided, however, that this paragraph shall not apply to any dispute or controversy arising out of or relating in any way to the interpretation, construction, performance or breach of the Non-Solicitation and Non-Competition Agreement contained at Paragraph 4 herein or the Confidential Information and Non-Disclosure Agreement attached hereto as Exhibit A, and no such dispute or controversy shall be deemed to be arbitrable in the absence of the Corporation's written agreement.

9. NOTICES. Any notice or communication given by any party hereto to the other party or parties shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, another address to which notices to such person shall thereafter be sent.

10.      MISCELLANEOUS.

         10.1. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided that nothing in this Agreement shall affect Executive's or the Company's obligations under the Additional Agreements.

         10.2. AMENDMENT; WAIVER. This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         10.3. BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. Executive's rights or obligations under this Agreement may not be assigned by Executive; except that Executive's right to compensation to the earlier of date of death or termination of actual employment shall pass to Executive's executor or administrator.

         10.4. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


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         10.5.    APPLICABLE LAW. This Agreement shall be interpreted ad
construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Executive hereby irrevocably submits and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

         10.6. OTHER AGREEMENTS. Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company, or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or trust prior to his employment with the Company.

         10.7. FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered or performed, at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

         10.8. SEVERABILITY. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.


                                    EXECUTION

         The parties executed this Agreement as a sealed instrument as of the date first above written, whereupon it becomes binding in accordance with its terms.

                                          POLYMEDICA CORPORATION

                                          /s/ Steven J. Lee
                                          ------------------------------------
                                          Steven J. Lee
                                          Chairman and Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ John K.P. Stone, III
--------------------------------
John K.P. Stone, III





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